UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2008

FORCE PROTECTION, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (843) 574-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS.

On February 15, 2008, Force Protection, Inc. (the “Company”) entered into the Second Amendment to Loan Agreement (the “Second Amendment”) with Wachovia Bank, National Association (“Wachovia”) with respect to that certain Loan Agreement between the Company and Wachovia dated as of July 20, 2007, as amended by the First Amendment to Loan Agreement dated as of January 9, 2008 (the “Loan Agreement”).  The Second Amendment amended certain covenants of the Loan Agreement, by extending the time period by which the Company will provide evidence with respect to a loan commitment. The Company has never borrowed any amounts under this credit facility.

On April 15, 2008, Wachovia waived the time period by which the Company was required to provide satisfactory evidence with respect to a loan commitment from a financial institution under the Second Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Company)

Date: April 18, 2008

/s/ Michael Moody
(Signature)

Name: Michael Moody
Title: Chief Executive Officer and President